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HAS ASSOCIATES, INC.                                Northbridge Business Center
                                                76 Northeastern Blvd., Suite 34
                                                               Nashua, NH 03062
                                                                 (603) 880-4529
                                                             FAX (603) 880-4351

                                                                    P.O. Box 84
                                                               Boston, MA 02171
                                                                 (617) 472-5086
                                                             FAX (617) 472-6903


June 27, 1997




Board of Directors
New England Community Bancorp, Inc.
176 Broad Street
Windsor, CT 06095

Members of the Board:

            HAS Associates, Inc. consents to the inclusion of its Fairness Opinion dated June 27, 1997 in this Registration Statement. In addition, HAS Associates, Inc. also consents to the inclusion in the Registration Statement of the related discussion of the Fairness Opinion and to all references to HAS Associates, Inc. contained therein.


    Sincerely,

    /S/HAS Associates, Inc.
    HAS Associates, Inc.










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Nashua, NH                                                                Boston